EXHIBIT 99.1

VICI PROPERTIES INC. TO ACQUIRE REAL ESTATE ASSETS OF HARRAH’S LAS VEGAS FROM CAESARS ENTERTAINMENT IN A SALE LEASEBACK TRANSACTION

- Acquiring Iconic Las Vegas Strip Property at a 7.7% Capitalization Rate -
- Concurrently Selling 18.4 Acres of Undeveloped Land to Caesars -
- Acquisition Expected to be Immediately Accretive -

LAS VEGAS, NEVADA - November 29, 2017 - VICI Properties Inc. (OTC: VICI) (together with its affiliates, “VICI Properties” or the “Company”), an experiential-asset real estate investment trust (“REIT”), today announced it has entered into a definitive agreement with an affiliate of Caesars Entertainment Corporation (NASDAQ: CZR) (collectively “Caesars”) to acquire and lease back the land and real property improvements associated with the iconic Harrah’s Las Vegas Hotel and Casino, located in Las Vegas, Nevada (“Harrah’s Las Vegas”), for approximately $1.14 billion. Simultaneously, VICI Properties entered into a definitive agreement with Caesars to sell approximately 18.4 acres of undeveloped land located behind the LINQ Hotel & Casino and Harrah’s Las Vegas for $73.6 million. The transactions are conditional on each other and are expected to be immediately accretive for VICI Properties.
Harrah’s Las Vegas is a marquee property centrally located on the Las Vegas Strip. The property comprises 4.1 million square feet and contains 90,600 square feet of casino space and 2,530 hotel rooms. The property features a Mardi Gras and carnival theme, with 16 restaurants and bars, retail shopping, spa services, a parking garage, and 24,000 square feet of meeting space.
After closing, a subsidiary of Caesars will lease from VICI Properties the real estate associated with Harrah’s Las Vegas under a 15-year triple-net lease agreement that will have four subsequent five-year renewal periods at the tenant’s option. The tenant’s obligations under the Harrah’s Las Vegas lease would be guaranteed by Caesars Resort Collection LLC.
For the twelve month period ended September 30, 2017, Harrah’s Las Vegas’ unaudited property EBITDA was $132 million and the tenant’s initial annual lease payment will be $87.4 million in the first year after the close, with contractual annual increases thereafter.1 Given the triple-net lease structure and the capital expenditure requirements of the tenant (which include a minimum of $171 million to be spent from 2017 to 2021), combined with VICI Properties not having to incur any incremental property management fees, substantially all of the lease payment is expected to represent the Company’s annual Net Operating Income (“NOI”) from the property.
The approximate 18.4 acres of undeveloped land is located adjacent to Harrah’s Las Vegas behind the LINQ Hotel & Casino and is part of the approximately 46 acres of undeveloped land on the east side of Las Vegas Boulevard that is owned by VICI Properties. It is expected that Caesars will use the 18.4 acres together with certain other land to construct a convention center adjacent to Harrah’s Las Vegas.

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1 On an unaudited basis, net revenue at the property increased from $318 million in 2014 to $364 million in the twelve month period ended September 30, 2017. Over that same time period, unaudited property EBITDA increased from $80 million to $132 million. Property capital expenditures on an aggregate basis for 2016 and 2017 are expected to total approximately $100 million.

EXHIBIT 99.1

Ed Pitoniak, Chief Executive Officer of VICI Properties, said, “These transactions illustrate the growth potential provided by our partnership with Caesars. By acquiring the Harrah’s Las Vegas real estate, we improve our portfolio with an iconic Las Vegas center strip asset at a very attractive cap rate on in-place NOI, while also increasing our overall portfolio exposure to Las Vegas. Caesars has done a great job investing in and operating the property, and we are excited about their vision for the property’s continuing growth and improvement. We are also monetizing a portion of our Las Vegas undeveloped land portfolio in a way that potentially enables us to add high-value rent income in the future. Once the financing of these transactions is executed, we will be in a position to demonstrate the net effect on our leverage, accretion and overall cost of capital.”
Also as part of the transactions, VICI Properties and Caesars will enter into a put/call agreement at closing that would be exercisable at a specified time after the opening of the planned convention center, providing the Company a potential opportunity for future NOI growth. Additional information regarding the put/call agreement, among other things, will be set forth in the Form 8-K filed with the Securities and Exchange Commission.
Additionally, VICI Properties and Caesars amended the Right of First Refusal Agreement (“ROFR Agreement”) to, among other things, include a right of first refusal on a future sale-leaseback of the properties Caesars has recently agreed to acquire from Centaur Holdings, LLC (“Centaur Holdings”). Under the terms of the VICI Properties spin-off from Caesars Entertainment Operating Company, Inc. (“CEOC”), the Centaur Holdings properties were the only properties specifically excluded from the ROFR Agreement, which provides both VICI Properties and Caesars with certain rights of first refusal on future acquisitions of domestic gaming facilities located outside of the Gaming Enterprise District of Clark County, Nevada, or Greater Las Vegas, proposed to be owned or developed by Caesars or VICI Properties.
The transactions are subject to closing conditions and are currently expected to close in December 2017.
VICI Properties has secured debt financing commitments from Goldman Sachs Bank USA and Morgan Stanley Senior Funding, Inc., subject to customary conditions. The Company also may pursue certain equity and debt financing transactions to enhance its cost of capital in connection with, or separate from, such financing.
Stifel is acting as Lead Strategic Advisor, Millstein & Co., Goldman Sachs & Co. LLC, and Morgan Stanley & Co. LLC are acting as financial advisors, Kramer Levin Naftalis & Frankel LLP is acting as legal advisor and ICR, LLC is acting as communications advisor, to VICI Properties for the transactions described herein.
About VICI Properties
VICI Properties is an experiential real estate investment trust that owns one of the largest portfolios of market-leading gaming, hospitality and entertainment destinations, including the world-renowned Caesars Palace. VICI Properties’ national, geographically diverse portfolio consists of 19 gaming facilities comprising 32.5 million square feet and features approximately 12,000 hotel rooms and more than 150 restaurants, bars and nightclubs. Its properties are leased to leading brands such as Caesars, Horseshoe, Harrah’s and Bally’s, which prioritize customer loyalty and value through great service, superior products and constant innovation. VICI Properties also owns four championship golf courses and 53 acres of undeveloped land adjacent to the Las Vegas Strip. VICI Properties’ strategy is to create the nation’s highest quality and most productive experiential real estate portfolio. For additional information, please visit www.viciproperties.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws. You can identify these statements by our use of the words “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects,” and similar expressions that do not relate to historical matters.

EXHIBIT 99.1

All statements other than statements of historical fact are forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors which are, in some cases, beyond the Company’s control and could materially affect actual results, performance, or achievements. Among those risks, uncertainties and other factors are risks that the Company may be unable to complete its acquisition of Harrah’s Las Vegas; risks that the Company may not achieve the benefits contemplated by the acquisition of Harrah’s Las Vegas and the related transactions; and risks that not all potential risks and liabilities have been identified in the Company’s due diligence of Harrah’s Las Vegas. Although the Company believes that in making such forward-looking statements its expectations are based upon reasonable assumptions, such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. The Company cannot assure you that the assumptions upon which these statements are based will prove to have been correct. Other important risk factors that may affect the Company’s business, results of operations and financial position are discussed in its Form 10 registration statement, as amended, most recently filed Quarterly Report on Form 10-Q, its Current Reports on Form 8-K and other Securities and Exchange Commission filings. The Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Investor Contacts:
Investors@viciproperties.com
(725) 201-6414
Or
ICR
Jacques Cornet
Jacques.Cornet@icrinc.com

Media Contacts:
PR@viciproperties.com
(725) 201-6414
Or
ICR
Phil Denning and Jason Chudoba
Phil.Denning@icrinc.com, (646) 277-1258
Jason.Chudoba@icrinc.com, (646) 277-1249

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